Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-258447, No. 333-264265, No. 333-231395 and No. 333-285163) and Form S-8 (No. 333-223916 and No. 333-255028) of our report dated June 18, 2026, with respect to the consolidated financial statements of Jerash Holdings (US), Inc. included in this Annual Report on Form 10-K for the year ended March 31, 2026.

/s/ CBIZ CPAs P.C.

Costa Mesa, CA

June 18, 2026